                                                                    EXHIBIT j(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
ING Mutual Funds:

We consent to the use of our report dated December 17, 2004 as relates to the ING Global Equity Fund incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                  /s/ KPMG LLP

Boston, Massachusetts
January 21, 2005